Exhibit 23A Articles of Incorporation of Registrant

                            ARTICLES OF INCORPORATION
                                       OF
                            ELECTRIC CITY FUNDS, INC.

FIRST: The undersigned, Jacqueline M. Giles, whose post office address is 1013 Centre Road, Wilmington, DE 19805 being at least eighteen years of age, does hereby form a corporation under the General Laws of the State of Maryland.

SECOND:   The  name  of  the  corporation   (which  is  hereinafter  called  the
Corporation) is:

          ELECTRIC CITY FUNDS, INC.

THIRD: The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of the State of Maryland, including to be a registered investment company

FOURTH: The post office address of the principal office of the Corporation in Maryland is 11 East Chase Street, Baltimore, MD 21202. The name and post office address of the resident agent is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, MD 21202. Said resident agent is a domestic corporation of the State of Maryland.

FIFTH: The total number of shares of stock that the Corporation has authority to issue is

          One Hundred Million (100,000,000) at 0.0001 par value

SIXTH: The number of directors of the Corporation shall be 1 which number may be increased or decreased pursuant to the by-laws of the Corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders, and the name
(s) of the director (s) who shall act until their successors are duly chosen and qualified is (are):

          James W. Denney
          1 North Church Street
          Schenectady, NY  112305


SEVENTH:  the duration of the Corporation shall be perpetual.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation on September 9, 1999, and severally acknowledged the same to be my act.

          /s/  Jacqueline M. Giles
          Jacqueline M. Giles
          Incorporator

                           ACTION OF SOLE INCORPORATOR
                            ELECTRIC CITY FUNDS, INC.
                      -------------------------------------

     The undersigned, without a meeting, being the sole incorporator of the Corporation, does hereby elect the persons listed below to serve as director(s) of the corporation until the first annual meeting of shareholders and until their successors are elected and qualify:

                                 JAMES W. DENNEY

                                        /s/ Jacqueline M. Giles
                                        Jacqueline M. Giles
                                        Incorporator

Dated:  September 9, 1999